UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2025
RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38248 (Commission File Number)	46-3951329 (I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A
Irving, Texas		75038
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 2, 2025, RumbleOn, Inc. (the “Company”) fully repaid all $38.75 million of its outstanding 6.75% convertible senior notes due January 1, 2025 (the “Notes”) and all accrued and unpaid interest thereon. The Notes became due and payable by their terms on January 1, 2025.

As of December 31, 2024, the Company had consummated the Ninth Amendment Capital Raise Transactions as required pursuant to Amendment No. 9 to the term loan credit agreement among the Company, as borrower, the lenders party thereto, and Oaktree Fund Administration, LLC, as administrative agent and collateral agent ("Amendment No. 9"), receiving gross proceeds of $30 million through the Ninth Amendment Equity Issuance, the Ninth Amendment Floor Plan Financing and the Ninth Amendment SLB, each as defined in Amendment No. 9. The foregoing description of Amendment No. 9 is qualified in its entirety by reference to the full text of Amendment No. 9, a copy of which is included as Exhibit 10.2 to Amendment No. 1 on Form 10-Q/A dated as of November 15, 2024, which amended the Quarterly Report on Form 10-Q for the three months ended September 30, 2024 filed with the Securities and Exchange Commission on November 12, 2024.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: January 2, 2025	By:	/s/ Tiffany Kice
Tiffany Kice
Chief Financial Officer